Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Don Grimes (616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2014; REAFFIRMS FULL-YEAR REVENUE AND EARNINGS GUIDANCE

Rockford, Michigan, April 29, 2014 — Wolverine Worldwide (NYSE: WWW) today reported financial results for its first fiscal quarter ended March 22, 2014 that included revenue in line with expectations and adjusted diluted earnings per share that surpassed the Company’s guidance.

First quarter highlights include:

•                  Revenue in the quarter, as expected, declined modestly to $627.6 million, a decrease of 2.8% versus the prior year.  Growth from the Performance Group and Heritage Group was offset by softness in the Lifestyle Group.

•                  Gross margin was 40.8%, an increase of 20 basis points from 40.6% in the prior year first quarter.

•                  Excluding acquisition-related integration expenses, adjusted operating expenses in the quarter were $190.5 million, a decrease of 2.8% compared to the prior year’s adjusted results.  As a percentage of revenue, adjusted operating expenses were essentially flat with the prior year.  Reported operating expenses in the quarter were $192.1 million.

•                  Adjusted fully diluted earnings per share were $0.38, strong performance that was well above the Company’s expectations going into the quarter, compared to $0.41 in the prior year.  Reported fully diluted earnings per share were $0.36, a 20% increase compared to the prior year’s reported earnings of $0.30 per share.

First quarter revenue performance was tempered by continued soft traffic at retail in the U.S., the strategic realignment of Sperry Top-Sider’s U.S. distribution, extreme weather conditions in the U.S. and the U.K., and the impact of the shift in timing of Easter business to the second quarter.

“We expect fiscal 2014 to be another record year for the Company, driven, in part, by our excellent earnings performance in the first quarter,” said Blake W. Krueger, the Company’s Chairman and Chief Executive Officer.  “Our diverse global business model — which is focused on 16 brands and multiple consumer groups, distribution channels, and geographies — is one of our Company’s greatest strengths.  We believe our global geographic balance, brand diversity, and focus on product creation and forging strong connections with our consumers will drive revenue and earnings growth in 2014.”

Additional details for the quarter:

•                  Foreign exchange translation lowered reported revenue in the quarter by $1.5 million.

•                  The reported effective tax rate in the quarter was 28.5%, significantly above the prior year due to a higher mix of earnings in the United States and the absence of the research and development federal tax credit.

•                  Inventory at the end of the first quarter was down 4.4% compared to the prior year, reflecting the Company’s continued discipline in managing working capital.

Based on the first quarter results and outlook for the remainder of the year, the Company is reaffirming its full-year revenue forecast in the range of $2.775 to $2.85 billion — growth of 3% to 6% compared to prior year revenue of $2.69 billion.  The Company is also reaffirming its adjusted earnings forecast in the range of $1.57 to $1.63 per share — growth of 10% to 14% compared to prior year adjusted earnings per share of $1.43.  On a reported basis, earnings per share are expected in the range of $1.48 to $1.54 per share.

The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends.  To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page.  To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com.  In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through June 20, 2014.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel.  The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®.  The Company also is the global footwear licensee of popular brands including Cat®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in over 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements, including statements regarding expected 2014 financial performance, the Company’s growth prospects for 2014 and beyond, and statements about continued effectiveness of the Company’s global business model. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others:  the Company’s ability to continue to integrate and realize the benefits of the PLG Acquisition on a timely basis or at all; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders, or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor, and resources in key foreign sourcing countries, including China; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders, and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto.  The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share data)

	12 Weeks Ended
	March 22,	March 23,
	2014	2013

Revenue	$627.6	$645.9
Cost of goods sold	371.4	383.8
Restructuring costs	0.4	—
Gross profit	255.8	262.1
Gross margin	40.8%	40.6%

Selling, general and administrative expenses	190.5	196.0
Acquisition-related integration costs	1.6	15.2
Operating expenses	192.1	211.2
Operating expenses as a % of revenue	30.6%	32.7%

Operating profit	63.7	50.9
Operating margin	10.1%	7.9%

Interest expense, net	10.9	12.9
Other expense, net	0.8	0.3
	11.7	13.2
Earnings before income taxes	52.0	37.7

Income taxes	14.8	7.9
Effective tax rate	28.5%	20.9%

Net earnings	37.2	29.8

Less: net earnings attributable to non-controlling interests	0.1	—

Net earnings attributable to Wolverine World Wide, Inc.	$37.1	$29.8

Diluted earnings per share	$0.36	$0.30

Supplemental information:
Net earnings used to calculate diluted earnings per share	$36.4	$29.3
Shares used to calculate earnings per share	99.9	98.2
Weighted average shares outstanding	101.0	99.5

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in millions)

	March 22,	March 23,
	2014	2013
ASSETS:
Cash and cash equivalents	$166.8	$82.0
Accounts receivables, net	484.1	470.7
Inventories, net	465.6	487.3
Other current assets	68.6	73.9
Total current assets	1,185.1	1,113.9
Property, plant and equipment, net	147.6	146.8
Goodwill and other indefinite-lived intangibles	1,132.5	1,135.9
Other non-current assets	214.2	240.5
Total assets	$2,679.4	$2,637.1

LIABILITIES & EQUITY:
Accounts payable and other accrued liabilities	$274.9	$276.3
Current maturities of long-term debt	43.6	33.9
Borrowings under revolving credit agreement	34.0	41.0
Total current liabilities	352.5	351.2
Long-term debt	1,096.7	1,183.4
Other non-current liabilities	358.6	429.0
Stockholders’ equity	871.6	673.5
Total liabilities and stockholders’ equity	$2,679.4	$2,637.1

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	12 Weeks Ended
	March 22,	March 23,
	2014	2013
OPERATING ACTIVITIES:
Net earnings	$37.2	$29.8
Adjustments necessary to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	12.6	14.2
Deferred income taxes	2.2	(2.4)
Stock-based compensation expense	4.6	7.2
Excess tax benefits from stock-based compensation	(3.5)	(0.4)
Pension expense	3.0	8.6
Restructuring costs	0.4	—
Other	1.6	1.2
Changes in operating assets and liabilities	(114.2)	(147.5)
Net cash used in operating activities	(56.1)	(89.3)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(5.6)	(5.3)
Investment in joint ventures	(0.7)	(0.6)
Other	(0.4)	2.8
Net cash used in investing activities	(6.7)	(3.1)

FINANCING ACTIVITIES:
Net borrowings under revolver	34.0	41.0
Payments of long term debt	(9.7)	(32.7)
Cash dividends paid	(6.3)	(5.9)
Purchases of shares under employee stock plans	(9.3)	—
Excess tax benefits from stock-based compensation	3.5	0.4
Proceeds from the exercise of stock options	2.8	1.6
Net cash provided by financing activities	15.0	4.4

Effect of foreign exchange rate changes	0.4	(1.4)
Decrease in cash and cash equivalents	(47.4)	(89.4)

Cash and cash equivalents at beginning of year	214.2	171.4
Cash and cash equivalents at end of the period	$166.8	$82.0

WOLVERINE WORLD WIDE, INC.

REPORTED REVENUE BY OPERATING GROUP

(Unaudited)

(in millions)

	1st Quarter Ended
	March 22, 2014		March 23, 2013		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Performance Group	$248.8	39.6%	$240.5	37.2%	$8.3	3.5%
Lifestyle Group	238.0	37.9%	270.2	41.8%	(32.2)	-11.9%
Heritage Group	120.7	19.2%	118.6	18.4%	2.1	1.8%
Other	20.1	3.3%	16.6	2.6%	3.5	21.1%
Total Revenue	$627.6	100.0%	$645.9	100.0%	$(18.3)	-2.8%

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL Q1 2014 REPORTED OPERATING EXPENSES TO
OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
INTEGRATION COSTS*

(Unaudited)

(in millions)

	GAAP Basis	Acquisition-Related	As Adjusted
	Fiscal Q1 2014	Integration Costs	Fiscal Q1 2014

Operating expenses	$192.1	$(1.6)	$190.5

Percentage of revenue	30.6%		30.4%

RECONCILIATION OF FISCAL Q1 2013 REPORTED OPERATING EXPENSES TO
OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
 INTEGRATION COSTS*

(Unaudited)

(in millions)

	GAAP Basis	Acquisition-Related	As Adjusted
	Fiscal Q1 2013	Integration Costs	Fiscal Q1 2013

Operating expenses	$211.2	$(15.2)	$196.0

Percentage of revenue	32.7%		30.3%

RECONCILIATION OF FISCAL Q1 2014 REPORTED EPS TO EPS ADJUSTED TO EXCLUDE
ACQUISITION-RELATED INTEGRATION AND RESTRUCTURING COSTS*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Integration and	As Adjusted
	Fiscal Q1 2014	Restructuring Costs	Fiscal Q1 2014

Diluted earnings per share	$0.36	$0.02	$0.38

RECONCILIATION OF FISCAL Q1 2013 REPORTED EPS TO EPS ADJUSTED TO EXCLUDE
ACQUISITION-RELATED INTEGRATION COSTS*

(Unaudited)

	GAAP Basis	Acquisition-Related	As Adjusted
	Fiscal Q1 2013	Integration Costs	Fiscal Q1 2013

Diluted earnings per share	$0.30	$0.11	$0.41

RECONCILIATION OF FISCAL 2014 FULL-YEAR REPORTED EPS GUIDANCE TO EPS ADJUSTED TO
EXCLUDE ACQUISITION-RELATED INTEGRATION AND RESTRUCTURING COSTS*

(Unaudited)

	GAAP Basis	Acquisition-Related	As Adjusted
	Full-Year 2014	Integration and	Full-Year 2014
	Guidance	Restructuring Costs	Guidance

Diluted earnings per share	$1.48 - 1.54	$0.09	$1.57 - 1.63

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED EPS TO EPS ADJUSTED
TO EXCLUDE ACQUISITION-RELATED INTEGRATION, RESTRUCTURING,
IMPAIRMENT AND DEBT EXTINGUISHMENT COSTS*

(Unaudited)

		Acquisition-Related Integration
	GAAP Basis	Restructuring, Impairment and	As Adjusted
	Full-Year 2013	Debt Extinguishment Costs	Full-Year 2013

Diluted earnings per share	$0.99	$0.44	$1.43

*                 To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been if acquisition-related integration costs, debt extinguishment costs and manufacturing restructuring costs were excluded.  The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.